Exhibit 10.2

PROMISSORY NOTE

U.S. $116,558	Date October 31, 2006

For value received, the undersigned Vitro Diagnostics, Inc. (“Borrower”) promises to pay to the order of James R. Musick (“Payee”) at 9238 Black Mountain Drive, Conifer, CO 80433 (or at such other place as the Payee may designate in writing) the sum of $116,558.00 plus interest from October 31, 2006, on the unpaid principle at a rate of 10 % per annum.

The principal indebtedness consists of prior loans by the payee to the borrower during the time period of August 23, 2002 to October 31, 2006 and accrued interest to these individual notes as indicated in Appendix A, attached. These prior notes are renewed according to the terms and conditions of the present note, including relief from default.

The Borrower agrees to provide collateral for this note consisting of a first lien on certain assets owned by the borrower as set forth in Appendix B. This lien has been in effect through a prior note between the payee and the borrower dated August 23, 2002 as evidenced by a UCC filing.

Unpaid principal and accrued interest shall be payable in full on or before October 31, 2007, the “Due Date”. The Borrower reserves the right to prepay this Note, in whole or in part, prior to the Due Date with no prepayment penalty.

Unpaid principal after the due date shown below shall accrue interest at a rate of 12 % annually until paid in full.

If any payment obligation under this Note is not paid when due the Borrower agrees to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

If any of the following events of default occur, the Note and any other obligations of the Borrower to the payee, shall become due upon demand of the payee:

1)	the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;
2)	the filing of bankruptcy proceedings involving the Borrower as a Debtor;
3)	the application for appointment of a receiver for the Borrower;
4)	the making of a general assignment for the benefit of the Borrower’s creditors;
5)	the insolvency of the Borrower.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Payee under this note, or assignment by Payee of this Note shall affect the liability of the Borrower. All rights of the Payee under this Note are cumulative and may be exercised concurrently or consecutively at the Payee’s option.

This Note shall be construed in accordance with the laws of the State of Colorado.

Borrower:
Vitro Diagnostics, Inc.
12635 East Montview Blvd
Suite 218
Aurora, CO 80045

By:    /s/    James R. Musick
James R. Musick, Secretary, Vitro Diagnostics, Inc.

APPENDIX A: Prior loans from Payee to Borrower & Status at October 31, 2006

Amount Loaned	Date of Loan	% Interest	Accrued Interest	Due Date	Collateral	STATUS
$20,000	08/23/02	10	$ 7,900	08/23/03	All FSH patents; have USS filing	Default
$10,000	05/15/03	10	$ 3,458	05/15/05	None	Default
$10,000	09/02/03	10	$ 3,167	08/15/05	None	Default
$10,000	10/14/04	10	$ 2,042	Demand	None	Open
$ 2,200	01/14/05	10	$ 394	Demand	None	Open
$ 500	04/29/05	10	$ 75	Demand	None	Open
$ 2,000	05/04/05	10	$ 300	Demand	None	Open
$ 5,000	08/14/05	10	$ 604	Demand	None	Open
$ 2,500	09/16/05	10	$ 281	Demand	None	Open
$ 3,000	10/03/05	10	$ 325	Demand	None	Open
$ 3,600	10/18/05	10	$ 375	Demand	None	Open
$ 3,000	11/02/05	10	$ 300	Demand	None	Open
$ 8,400	11/18/05	10	$ 805	Demand	None	Open
$ 4,100	12/16/06	10	$ 359	Demand	None	Open
$ 1,500	12/20/05	10	$ 131	Demand	None	Open
$ 7,000	01/04/06	10	$ 584	Demand	None	Open
$ 2,000	01/13/06	10	$ 158	Demand	None	Open
$ 500	10/31/2006	10	$ 0	Demand	None	Open

$95,300			$21,258

APPENDIX B

Collateral used to secure the promissory note:

1.	United States Patent Number 5,990,288, entitled “Method of Purifying FSH”, including all counterparts thereof.